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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Prospectus which forms a part of the Registration Statement of our report, dated January 22, 1998 with respect to: the consolidated balance sheet of Bankers Trust New York Corporation and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended; and the combination of Bankers Trust New York Corporation and Subsidiaries and Alex. Brown Incorporated as reflected in the consolidated balance sheet as of December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended, after restatement for the 1997 pooling-of-interests. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                    /s/ KPMG Peat Marwick LLP


New York, New York
June 18, 1998